                                                                   Exhibit 10.15


                       NETSCAPE COMMUNICATIONS CORPORATION
                             501 E. Middlefield Rd.
                            Mountain View, CA. 94043

                                  May 16, 1997


Mr. David Roux
Oracle Corporation
500 Oracle Parkway
Redwood Shores, California 94065

Mr. Jerry Baker                                     Dr. Wei Yen
Network Computer, Inc.                              Navio Communications, Inc.
477100 Marine Parkway, 2nd Floor                    870 W. Maude Ave.
Redwood Shores, California 94065                    Sunnyvale, California
94086


         RE: CERTAIN AGREEMENTS


Gentlemen:

         This letter, when countersigned by you below, will reflect our agreement regarding certain aspects of the acquisition of Navio Communications, Inc. (formerly "TVsoft Corporation") ("Navio") by Network Computer, Inc. ("NCI"). Netscape Communications Corporation ("Netscape"), NCI, and Oracle Corporation ("Oracle") are entering into a Merger Agreement ("Merger Agreement") concurrently with the signing of this letter. Oracle and Netscape are parties to that certain OEM License Agreement dated OCTOBER 17, 1996 ("OEM License Agreement"). Netscape and Navio are parties to that certain Source Code License Agreement dated July 9, 1996 ("Navio Agreement") and a Trademark Agreement ("Trademark Agreement"), also of such date.

         Capitalized terms not defined herein shall have the meanings assigned to them under the OEM Agreement, the Navio Agreement and the Trademark Agreement, as indicated. This letter agreement shall become effective at the Effective Time (as such term is defined in the Merger Agreement). Before the Effective Time, Netscape and Navio shall make no amendment to the Navio Agreement without Oracle and NCI's written consent, and no amendment thereto shall be valid and legally binding, except as set forth on Exhibit A hereto.

         1. ASSIGNMENT OF NAVIO AGREEMENT. Netscape consents to the assignment of the Navio Agreement to NCI immediately upon the Effective Time. NCI hereby accepts assignment of the Navio Agreement and agrees to perform all the obligations of Navio thereunder after the Effective Time. Netscape hereby agrees to fully cooperate with NCI, including promptly executing all documents reasonably requested by NCI, to effect the rights and assignments agreed to hereunder.

         2. DIVESTITURE EVENT. The acquisition of Navio by NCI is a "Divestiture Event," as that term is defined in Section 1.8 of the Navio Agreement. Because a Divestiture Event has occurred, certain provisions of Navio Agreement become effective, including without limitation of the following: (i) delivery of Netscape Technology Updates under Section 5.2 is no longer required;(ii) each party's Marketing Right in Section 8.2 and 8.3, respectively, shall cease to apply (the licenses granted to Netscape under the Navio Agreement are thereby nonexclusive); and (iii) the grant of license to Netscape in Section 4 becomes effective, and Navio has certain delivery obligations (see paragraph 4 below).


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May 16, 1997
Page 2

         3. NETSCAPE TECHNOLOGY UPDATES. Notwithstanding the fact that a Divestiture Event has occurred and that therefore the Update Period has ended,
(i) before the Effective Time Netscape shall continue to deliver Netscape Technology Updates to Navio pursuant to the Navio Agreement and (ii) Netscape shall deliver the source code for Netscape navigator 4.0 ("4.0 Code") to NCI within two (2) weeks following Netscape's release of Netscape navigator 4.0, or whenever an unrelated third party receives such code, whichever is sooner. Until termination of the OEM Agreement, but not later than October 17, 1999 (in either event, the "OEM Termination Date"). Netscape shall also deliver to NCI the source code for any and all Maintenance Updates and Minor Updates (defined in Section 1.13 of the Navio Agreement) to the 4.0 Code (collectively, the "4.0 Updates"). Such 4.0 Code and 4.0 Updates shall be deemed Netscape Technology Updates and Netscape Technology under the Navio Agreement. Except for such 4.0 Updates, Netscape shall have no obligation to deliver any Netscape Technology to NCI after its delivery of such 4.0 Code. NCI shall have the right at any time to direct Netscape not to deliver any further Netscape Technology Updates to NCI. The date of the delivery of the final 4.0 Update constituting a Minor Update is hereinafter referred to as the "Final Update Delivery Date."

         As used herein, the term "Netscape navigator 4.0" means that product to be introduced by Netscape as Netscape Navigator 4.0, which product does not include messaging or mail functions.

         4. NCI DELIVERY OBLIGATIONS.

                  a. TVSOFT TECHNOLOGY. Pursuant to Section 5.3 of the Navio Agreement, within thirty (30) days of the Effective Time, NCI shall deliver to Netscape one (1) copy of all TVsoft Technology (as defined in the Navio Agreement) and the NCI Version (as defined in paragraph 7 below), existing as of the Effective Time, including source code and object code versions thereof (the "First Delivery"). In addition, within sixty (60) days of the delivery of the
4.0 Code to NCI, NCI shall deliver to Netscape any TVsoft Technology and NCI Version that has been created since the First Delivery. Thereafter, NCI shall deliver any modifications, enhancements, additions or updates to the TVsoft Technology and NCI Version that include or are based on the 4.0 Code and/or the
4.0 Updates, in the form described in Section 5.3 of the Navio Agreement, not less than one (1) time in each calendar quarter, until such time as Netscape has received that initial version of the TVsoft Technology and NCI Version incorporating the final Netscape Technology update delivered to NCI hereunder, which is expected to be within 135 days of the Final Update Delivery Date. Netscape shall have the rights with respect to such TVsoft Technology and NCI Version as set forth for the TVsoft Technology in Section 4 of the Navio Agreement. Netscape shall have the right at any time to direct NCI not to deliver any further TVsoft Technology or NCI Version to Netscape, except to the extent required for NCI to perform porting activities on Netscape's premises described in paragraphs 7 and 8 below.

                  b. NETSCAPE SOURCE CODE. Subject to the limitations on NCI's use contained herein and in the Navio Agreement, Netscape shall not exercise its right under Section 17.3 of the Navio Agreement to require the return of the Netscape Source Code and shall have no further right to demand return of the Netscape Source Code.

         5. APPLICABILITY OF SECTION 12.6. The restrictions on competition by employees and consultants in Section 12.6 of the Navio Agreement shall apply for the six (6) month period beginning with the Final Update Delivery Date, not the Divestiture Event.


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May 16, 1997
Page 3

         6. CERTAIN NAVIO AGREEMENTS.

                  6.1 GENERAL. Navio has entered into the following agreements:
(i) that certain agreement dated as of November 7,1996 between Navio and HDS, a Delaware corporation (the "HDS Agreement") ; (ii) that certain agreement dated as of January 7, 1997, between Navio and Tektronix, Inc., an Oregon corporation (the "Tektronix Agreement"); (iii) that certain agreement dated as of February 12, 1997, between Navio and Hewlett-Packard (Canada)Ltd., an Ontario corporation (the "HP Agreement"); and (iv) that certain agreement dated as of March 27, 1997 between Navio and International Business Machines Corporation, a New York corporation (the "IBM Agreement"). The foregoing agreements are referred to herein collectively as the "Navio NC Agreement." Each of the Navio NC Agreements provides a license to a third party of certain Netscape Technology.

                  6.2 LICENSE. From and after the Effective Time, and subject in the case of the HP Agreement and the IBM Agreement to the specific restrictions set forth herein, Netscape hereby grants to NCI a nonexclusive, nontransferable and nonsublicenseable (except to the limited extent contractually required under the Navio NC Agreement) right and license in and to the Netscape Technology, only to the extent required to grant to each of HDS, IBM, HP and Tektronix the rights granted to each of such parties under the Navio NC Agreements. Navio's and NCI's rights under the Navio NC Agreements shall be royalty-free, except as set forth in paragraph 6.3 below with respect to the Navio Browser Product Licensed on a stand-alone basis by IBM.

                  6.3 HP AGREEMENT. With respect to the source code license granted to HP in Section 4.1 of the HP Agreement, and set forth in paragraph 8 (a) below, the "premises" upon which HP is to make any source code modifications shall be Navio/NCI's premises. Navio/NCI shall make the Source Code (as defined therein) available to HP for the limited purposes as set forth in and subject to all the restrictions contained in Section 4.1 of the HP Agreement and in the Source Code Access Agreement attached as Exhibit E to the HP Agreement.

                  6.4 IBM AGREEMENT. NCI shall be responsible for its obligations the IBM Agreement. At such time, if any, that NCI determines that its rights to receive updated code hereunder are insufficient to allow it to perform its obligations to provide Major Updates under Section 5.2.1.1 and
5.2.1.2 and Minor Updates under Section 5.3 of the IBM Agreement, then NCI will so inform Netscape. Thereafter the parties will negotiate in good faith and enter into an agreement having either of the following terms (and such other terms and conditions as are customary for agreements of this type in the software industry, except that no additional charges or fees shall be part of any such agreement):

                           a. NCI will seek IBM's permission to delegate to
                  Netscape its obligations to provide Major Updates under
                  Section 5.2.1.1 and 5.2.1.2 and Minor Updates under Section
                  5.3 of the IBM Agreement. If such delegation is permitted by IBM, Netscape shall assume such obligations. If such delegation is permitted by IBM, NCI shall at its expense provide Netscape with all code, know-how, documentation and software tools reasonably required or useful for Netscape to provide IBM with Major Updates under Section 5.2.1.1 and
                  5.2.1.2 and Minor Updates under Section 5.3 of the IBM Agreement and Netscape shall provide same to IBM. In such event NCI/Navio shall assign to Netscape and direct IBM to deliver to Netscape any and all royalties, fees or other payments from IBM with respect to such Major Updates or Minor Updates provided to IBM by Netscape; or

                           b. Subject to all of Netscape's standard terms and
                  conditions for access to its most sensitive information, including without limitation appropriate confidentiality restrictions, and at

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May 16, 1997
Page 4

                           NCI's expense, NCI shall be given access during the
                  term of the IBM Agreement on a "one-time" basis to the source code for each new Major Update and Minor Update (as defined in the IBM Agreement) of Netscape Navigator released by Netscape during the term of the IBM Agreement ("New Code") at Netscape's facilities solely for the purpose of NCI's fulfilling its obligations under the Sections of the IBM Agreement referred to in (a) above. In such event, with respect to each copy of the Navio Browser Product (as defined in the IBM Agreement) made by or on behalf of IBM and incorporating any updates or modifications made in connection with NCI's access to the New Code, NCI shall bay to Netscape the Other NCOS Royalty, as defined in paragraph 7.7(b) below, at the times and on the terms set forth below.

         The determination as to whether the agreement shall be based on the terms set forth in (a) or (b) above shall be made by Netscape in its sole discretion.

         Netscape shall have no further obligation under this subparagraph later than the end of the term of the IBM Agreement.

         In the event that IBM requests a source code escrow under Attachment E to the IBM Agreement, NCI will use good faith reasonable efforts to convince IBM to enter into such an agreement directly with Netscape instead of NCI.

         Under paragraph B of Agreement C to the IBM Agreement, IBM has the right to distribute "Navio Browser Products" on a stand-alone basis ("Stand Alone Units," as defined therein), subject to a royalty schedule. NCI hereby agrees that in the event that IBM makes any such "stand-alone" distribution, NCI will pay to Netscape a royalty of five dollars ($5) for each copy of Navio Browser Product sold or distributed in such manner. Any amounts paid to NCI under the final subparagraph of paragraph B (i.e. upon IBM's written commitment to (a) $1,000,000 in royalty revenue or (b) the remaining royalty revenue for the number of Stand Alone Units necessary to reach the $10 royalty level),when received from IBM, shall be deemed to be pre-payments of royalties owed for the applicable number of Stand Alone Units (100,000 units in the case of (a) and the number of additional units purchased in the case of (b)) and the $5 per unit royalty for each such unit shall be payable to Netscape upon such receipt.

                  6.5 PERFORMANCE. Netscape shall not hereafter make any claim that as of the date hereof Navio has infringed any right of Netscape by entering into the Navio NC Agreements. In no event will Netscape be liable for any failure of Navio or NCI to perform any of its obligations under any of the Navio NC Agreements, including without limitation NCI/Navio's obligation to provide IBM with timely Major Updates and Minor Updates, and NCI hereby agrees to defend and indemnify Netscape from and against any costs and/or damages (including without limitation attorneys' fees) incurred or suffered by Netscape as a result of any claim that NCI or Navio has failed to perform such obligations. In no event will NCI be liable for any failure of Netscape to perform any obligations assumed by Netscape pursuant to paragraph 6.4(b) and Netscape hereby agrees to defend and indemnify NCI from and against any costs and/or damages (including without limitation attorneys' fee) incurred or suffered by NCI as a result of any claim that Netscape has failed to perform any obligation it may assume under paragraph 6.4(a) above.


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May 16, 1997
Page 5

         7. NC DEVELOPMENT.

                  7.1 RIGHTS. Netscape, Navio, Oracle and NCI acknowledge and agree that Navio has produced and NCI shall have the right (in addition to its rights under the Navio NC Agreements, which rights do not include the right to use the Netscape Technology on Network Computers) to improve and create derivative works based upon a version of the Netscape Technology designed to be distributed on Network Computers (the "NCI Version"). NCI will have the right to distribute and sublicense the NCI Version for use only on Network Computers and bundled as follows:

                           a. with the operating system licensed or developed
                  and distributed by NCI for use on NCI network Computers, which operating system my include third party technology but will always include substantial development work by NCI (the "NCI-NCOS"); or

                           b. with the suite of bundled software application and
                  system programs designed to operate on Netscape Computers and marketed by NCI as the NC Desktop (and variations of and successor products thereto), and which comprise substantial value added (the "NC Desktop"). The NC Desktop incorporating the NCI Version will generally be distributed and sublicensed to operate with the NCI-NCOS but may also be distributed and sublicensed for use with other Network Computer operating systems ("Other NCOSs").

         The NCI Version shall be distributed by Oracle and NCI only under the terms of the OEM Agreement, except as expressly modified herein. With the sole exception of the licenses granted to NCI hereunder with respect to the Navio NC Agreements (which, except for the standalone versions under the IBM Agreement shall be royalty free), each license granted hereunder shall be royalty-bearing as set forth in the OEM Agreement and in this Agreement.

         It is expressly understood that one of the restrictions set forth in this Section 7.1 shall apply to licensing of the Netscape Technology for use with Consumer Hardware Devices pursuant to the Navio Agreement. Nothing herein shall prevent or limit Netscape from developing versions of its technology for use with Netscape Computers or otherwise. The NCI Version may be ported as set forth in paragraph 8(a) below.

                  7.2 DUAL-BOOT MACHINE. In addition to the right granted to it in paragraph 7.1, NCI shall have the right to distribute and sublicense the NCI Version bundled with the NC Desktop for use on computers having the capability of executing instructions from either (i) the NCI-NCOS or an Other NCOS, or (ii) a Microsoft Windows, Apple Macintosh or UNIX operating system, but not where both (i) and (ii) are available to the user within the same session (Dual-Boot Machines"). Any use of the NCI Version on a Dual-Boot Machine shall be subject to the payment to Netscape of the Other NCOS Royalty referred to in paragraph
7.7 below.

                  7.3 PROPERTY. Except as set forth paragraph 8(c) below, as between Netscape and NCI, and subject to the patent licenses granted to Netscape and NCI in paragraph 11 below, all Netscape Technology is and shall be the property of Netscape, and all the modifications and improvements to and derivative works of the Netscape Technology created by NCI and used in the NCI Version shall be the property of NCI.

                  7.4 DELIVERY. Each delivery of the TVsoft Technology to Netscape under paragraph 4(a) above will contain the source code and object code for the NCI Version, as improved and modified. Each delivery of source code and object code for the NCI Version shall be made such that the object code is delivered in

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May 16, 1997
Page 6

packaging separate from the source code. The object code shall be delivered in a form that will allow Netscape to deliver such code to Oracle and NCI as a Netscape Product under the OEM Agreement without any modification or alteration by Netscape. The source code for the NCI Version shall be delivered to Netscape physically packaged in a sealed container with a notice of its contents prominently displayed.

                  7.5 NETSCAPE PRODUCT. Subject to there limitations act forth in this paragraph 7, the NCI Version with be considered a Netscape Product for purposes of the OEM Agreement and made available to Oracle and NCI as provided in the OEM Agreement, and shall be subject to all the terms of the OEM Agreement relating to such Netscape Product. NCI shall indemnify and hold Netscape harmless from and against any claim by Oracle or a third party that NCI Version (excluding the unmodified Netscape Technology incorporated therein) fails in any respect to meet any warranty or representation made to Oracle under the OEM Agreement, whether of performance, noninfringement of third party rights, or otherwise.

                  7.6 DEFINITIONS. As used in this letter agreement, the term "Netscape Computer" shall mean a computing device that is marketed as a network computer and that does not require local persistent storage (e.g., a hard disk drive) for its operation and which uses a periodic connection with a network to obtain applications, user data and content. A Network Computer shall not include a personal computer (including those that function as servers) or any computer that uses as operating system set forth on Exhibit B hereto, or any new release, new version, successor, follow-on or replacement of any such operating system.

         The term "Other NCOS" shall include, by way of example and not limitation, Microsoft Windows CE, Java OS, VXWorks, OS/9 and Newton OS.

                  7.7 PAYMENT.

                           a. With respect to the rights granted to NCI under
paragraph 7.1(a) above, Netscape shall receive the amount of one dollar ($1.00) per copy payable to Netscape for Netscape Products under the OEM Agreement.

                           b. With respect to any distribution of the NCI
Version under subparagraphs 7(b) or 7.2 above, Oracle shall pay to Netscape, for each copy of the NCI Version made or distributed thereunder, an amount equal to the greater of one dollar ($1.00) or twenty-five percent (25%) of all amounts received by NCI with respect to the NC Desktop bundle in which the NCI Version is incorporated (the "Other NCOS Royalty"). The Other NCOS Royalty shall be paid on any amounts paid to NCI as a "prepayment" or "Advance" or similar lump-sum. The Other NCOS Royalty shall be paid and accounted for as set forth in Section r of the OEM Agreement, except that the report called for in Section 4.3 thereof shall include a statement for the applicable period of each amount received by NCI with respect to the licensing of the NC Desktop bundle incorporating the NCI Version.

                           c. Payment will be due in accordance with the OEM
Agreement, as expressly modified herein, for all copies of the NCI Version through October 17, 1999. Thereafter, no license fee payment will be due with respect to Oracle's distribution of such copies and NCI's license rights shall be deemed fully paid up and, so long as NCI is not in material breach thereof, perpetual.

                           d. There foregoing provisions (a), (b) and (c) shall
amend the payment provisions of Exhibit B of the OEM Agreement (i.e., the Major Update per-copy pricing of $5.00 for Oracle Network Computer

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May 16, 1997
Page 7

End User Customers shall not apply to the NCI Version). Each copy of the NCI Version made or distributed hereunder will bear a royalty under either (a) or
(b) above.

                  7.8 LATER RELEASES OF NCI VERSION. With respect to versions (releases) of the NCI Version NCI delivers to Netscape under paragraph 4 above after such time as Netscape has received that version of the TVsoft Technology and NCI Version incorporating the final 4.0 Update Netscape delivers to NCI under paragraph 4(a) above, Netscape shall have no rights under the Navio Agreement or this letter agreement except to make the executable form thereof available or Oracle and NCI under the OEM Agreement.

         8. OEM AGREEMENT.

                           a. PORTING AT NCI'S FACILITY. NCI shall have the
right to develop and port the NCI Version (i) bundled with the NCI-NCOS under the license grant in subparagraph 7.1(a) above to various Network Computer hardware platforms and (ii) under the Navio NC Agreements to the network Computer operating systems expressly referred to in those agreements. Such porting activities shall be conducted on NCI's premises in Redwood Shores, California and shall be subject to the same protections and procedures for the Netscape Technology, including without limitation with respect to the confidentiality and integrity, as NCI uses Oracle's most sensitive source code.

                           b. PORTING AT NETSCAPE FACILITY. NCI shall have the
right to port the NCI Version with the NC Desktop under the license grant in subparagraph 7.1(b) and paragraph 7.2 above to Other NCOSs as defined therein. All such porting shall take place at Netscape's facilities and shall be subject to the terms of Section 14.13 of the OEM Agreement.

                           c. OWNERSHIP. All ported Source Code for the Netscape
Technology developed under (a) above shall be owned by NCI, subject to Netscape's rights in the underlying Netscape Technology. All ports of the Source Code for the Netscape Technology developed under (b) above shall be Derivative Works (as defined in the OEM Agreement) and owned by Netscape, subject to NCI's ownership in the underlying NCI Version. Nothing in this Agreement or otherwise shall prevent or restrict Netscape from developing and/or exploiting ports of the Netscape Technology or Netscape Tools to any platform.

                           d. TERMS. With respect only to the NCI Version, and
subject to the limitations set forth in paragraph 7, the license grants to NCI in paragraph 7 hereof and to Oracle in Sections 2.1 and 3.3 of the OEM Agreement shall survive the termination of the agreement and shall continue in perpetuity.

                           e. FCS. The requirement of production release/FCS
(First Customer Ship) with respect to when Navio client products are available to Oracle under Section 1.7 of the OEM Agreement is hereby deleted.

         9. INDEMNIFICATION. Netscape's indemnification obligations under Sections 10.1 and 10.2 of the OEM Agreement shall apply to the Netscape Technology licensed under the Navio Agreement and this letter agreement as if set forth therein and herein. Similarly, such sections shall apply and NCI shall have such obligations to Netscape, MUTATIS MUTANDIS, with respect to the TVsoft Technology licensed to Netscape under such Navio Agreement and this letter agreement. Both party's indemnification obligations shall be subject to the limitation of liability set forth in Section 11.3 of the OEM Agreement; provided, however, that each party's

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May 16, 1997
Page 8

aggregate liability thereunder shall be limited to $10,000,000, except with respect to any claims brought under the IBM Agreement, in which event the limit for each party shall be $20,000,000.

         10. ASSIGNMENT. Section 17.3(a) of the Navio Agreement ("Assignment"), is amended and restated as follows:

                  NCI shall have the right to assign its rights and obligations hereunder to Oracle Corporation ("Oracle"), subject to the following conditions precedent: (1) such assignment shall be in connection with an acquisition by Oracle of all of the equity or all of the assets of NCI; (2) Oracle shall agree in a separate writing delivered to Netscape to be bound by and perform all of NCI's obligations under this License Agreement; and (3) such assignment shall not be effected unless and until
                  (i) six (6) months have passed since the Final Update Delivery Date and (ii) Oracle shall have agreed in writing that, for an additional six (6) month period commencing on the expiration of the period referred to in (i), no Oracle employee shall have access to the source code for any product incorporating or based on any Netscape Technology, other than for the purpose of continuing to develop the NCI products being developed at the time of the acquisition, and not any other Oracle product.

         Further, NCI shall have the right to assign its rights under this letter agreement, the Navio Agreement and the OEM Agreement to any entity other than Microsoft or Oracle (except as described in the immediately preceding paragraph) that succeeds to all of the business or assets of NCI subject to the following conditions precedent: (1) such assignee shall agree in a separate writing delivered to Netscape to be bound by and perform all of NCI's obligations under this letter agreement, the Navio Agreement and OEM Agreement; and (2) such assignment shall not be effected unless and until fifteen (15) months have passed since the Final Update Delivery Date.

         11. PATENTS. The following changes shall be made to Section 3 of the Navio Agreement.

                           a. Section 3.3 shall be omitted and replaced with the following:

                                    NCI INVENTIONS. NCI shall be the owner of any Inventions it develops ("NCI Inventions"). As used in this Section 3.3, "NCI Licensed Patents" means any issued patents that claim any NCI Invention arising from the Netscape Technology or Netscape Tools and covering or reading on any Netscape Technology or Netscape Tools, or any Derivative Work of Netscape Technology or Netscape Tools. NCI hereby grants to Netscape a perpetual, irrevocable, non-exclusive, non-transferable, fully paid-up right and license, with the right to grant and authorize sublicenses, under any and all NCI Licensed Patents, to make, have made, use, offer to sell, sell, import and export any products and items.

                           b. A new Section 3.4 shall be inserted, which shall be as follows:

                                    NETSCAPE INVENTIONS. Netscape shall be the sole owner of any Inventions it develops ("Netscape Inventions"). As used in this
                                    Section 3.4, "Netscape Licensed Patents" means any issued patents that claim any Netscape Invention arising from the NCI (TVsoft) Technology or NCI (TVsoft) Tools and covering

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May 16, 1997
Page 9

                                    or reading on any NCI Technology or NCI
                                    Tool, or any Derivative Work of NCI
                                    Technology or NCI Tools. Netscape hereby grants to NCI a perpetual, irrevocable, non-exclusive, non-transferable, fully paid-up right and license, with the right to grant and authorize sublicenses, under any and all Netscape Licensed Patents, to make, have made, use, offer to sell, sell, import and export any products and items.

                           c. Former Section 3.4, Inventions Generally, shall become Section 3.5.

         12. TECHNICAL SUPPORT. Section 6 of the Navio Agreement (Support) is hereby deleted. NCI shall have the right to purchase the following support services:

                           a. AUTOMATED SERVICES: Subject to the limitation on
source code access beyond the 4.0 Code and 4.0 Updates, as set forth in paragraph 3 above, NCI shall be allowed access to Netscape's standard automated developer support services, "Netscape DevEdge Gold", for access by up to 15 developers. Such services currently include FAQs, Bug Reporting, Known Bugs, Newsgroups, Documentation, and Sample Code. Such services may be modified during such period as Netscape Determines for all similarly situated developers.

                           b. ENGINEERING SUPPORT: Netscape shall provide to NCI
the following as Non-Recurring Engineering (NRE) support for the Netscape source code: Support for the preparation of source drops, training on the source code build process, account management and code drops of the Netscape test suites. Engineering support contact for inquiries regarding the Netscape Technology will also be provided under this support service via the Netscape OEM Support process.

                           c. BINARY SUPPORT SERVICES: Per the OEM Agreement,
Attachment D, through Netscape Support).

         NCI shall pay Netscape the sum of $250,000, payable annually in advance, with respect to such support services. NCI here by agrees to purchase such support for the annual period commencing on the Effective Time and Netscape agrees to extend NCI a discount of $75,000 with respect to such period. NCI shall have the right to purchase one (1) additional year of such support on notice to Netscape not less than thirty (30) days prior to the first anniversary of the effective Time for an additional payment of $250,000. Amounts paid by NCI under this paragraph 12 shall be credited against any amounts due to Netscape from Oracle under Section 3 Exhibit B to the OEM Agreement. Subject to NCl's payment of the $175,000 referred to above, neither Oracle or NCI shall owe any additional payment for technical support as set forth in this paragraph through the first anniversary of the Effective Time. In the event that during such period NCI and/or Oracle uses or requests to use more support services than provided in this paragraph, then Oracle or NCI, as applicable, shall pay Netscape for such additional services as available.

         13. TRADEMARKS. The Trademark Agreement between Navio and Netscape entered into concurrently with the Navio Agreement (the "Trademark Agreement") is hereby amended to set forth the following as the definition of "Licensed Trademark" therein:

                                    a. for the NCI Version distributed in a
                  manner in which the NCI Version is substantially similar in appearance and functionality to the Netscape Navigator, then NCI shall either (i) place Netscape's "N Animation" logo in the upper right corner of the NCI Version

May 16, 1997
Page 10

                  screen in accordance with Netscape's standard trademark guidelines or (ii) place NCI's designated logo in such position (i.e., upper right hand corner) and place the Netscape logo on the toolbar or a position of equivalent prominence approved in advance by Netscape; and

                                    b. for Consumer Hardware Products, NCI shall
                  follow the standards in (a) above where practicable. Where such is not practicable, whether for reasons of memory, space or otherwise, then during the startup sequence of any such product the phrase "Netscape Technology Inside" or a similar phrase designated In writing by Netscape shall prominently appear. NCI shall use "Netscape Technology Inside" until such time as NCI and Netscape mutually agree upon an alternate mark.

         Netscape shall provide all copy and artwork for the foregoing mark placements and NCI shall not change or revise same except with Netscape's prior written approval in each case. Any use of Netscape trademarks shall be subject to Netscape's standard trademark guidelines.

         The foregoing obligations shall continue until the later to occur of
(i) the OEM Termination Date and (ii) the date that the applicable NCI Version or Consumer Hardware Device no longer comprised of a material portion of Netscape Technology code. At such time NCI shall cease using such marks. NCI acknowledges the high quality reputation and goodwill associated with Netscape and its marks. In the event that Netscape shall at any time reasonably determine that the NCI's use of the Netscape trademarks will negatively affect such reputation and goodwill, then Netscape shall have the right to cause NCI to promptly discontinue such use of the Netscape trademarks on notice to NCI and NCI shall take prompt action to cure any such negative use.

         Netscape acknowledges that Navio has shipped product without the application of a Licensed Trademark in a manner that may not be consistent with Navio's obligations under the Trademark Agreement. NCI shall promptly begin using such mark in such manner. Netscape hereby agrees not to assert any claim it may have against Navio in connection with such failure.

         14. DISPUTE RESOLUTION. Prior to the commencement of any action hereunder, the parties will follow the dispute resolution process set forth in this paragraph. Promptly following any event that may give rise to a dispute, but in any event prior to the commencement of any action, the individuals working on the particular matter will meet and confer. In the event that such individuals are unable to resolve the dispute within 3 days, the matter will be referred to Jerry Baker, on behalf of NCI, David Roux, on behalf of Oracle, and Roberta Katz on behalf of Netscape. Those three persons will meet and confer regarding the problem and attempt to resolve it in good faith for a period of not less than 20 days, following which time the aggrieved party may commence any appropriate action.

         15. COUNTERPARTS. This letter agreement may be executed in any number of counter parts, each of which shall be an original, but all of which together shall constitute one instrument.

May 16, 1997
Page 11

         The OEM Agreement, the Navio Agreement and the Trademark Agreement are hereby amended, but only to the extent required to effect the express intent of the foregoing. Except as expressly set forth herein, the OEM Agreement, the Navio Agreement and the Trademark Agreement shall continue in force and effect in accordance with their terms. If the foregoing represents your understanding of our agreement, please countersign this letter where indicated below.


                                    Sincerely

                                    NETSCAPE COMMUNICATIONS CORPORATION

                                    By:             /s/ [Illegible]
                                           ------------------------------------
                                    Title:     Senior Vice President and
                                           ------------------------------------
                                                 Chief Financial Officer
                                           ------------------------------------

                                    Date:               5/16/97
                                           ------------------------------------


Accepted and agreed to:


NETWORK COMPUTER, INC.              ORACLE CORPORATION

By:       /s/ Jerry Baker           By:              /s/ David Roux
      ------------------------             ------------------------------------
         Jerry Baker                         David Roux

Title:                              Title:
      ------------------------             ------------------------------------

Date:        5/16/97                Date:              5/16/97
      ------------------------             ------------------------------------


NAVIO COMMUNICATIONS, INC.

By:        /s/ Dr. Wei Yen
      ------------------------
       Dr. Wei Yen

Title:  President and CEO
      ------------------------

Date:        5/16/97
      ------------------------

May 16, 1997
Page 12


                                    EXHIBIT A

              LETTER AGREEMENT DATED MAY BETWEEN NETSCAPE AND NAVIO

May 16, 1997
Page 13


                                    EXHIBIT B

                                Operating Systems

All PC platforms currently supported by NSCP software: Win 3.1, Win95, NT, Mac PPC, Mac68K, DEC UNIX, Calders, IBMAIX, HP UX, SGI IRIX, Sun OS, Solaris, SCO, O/S2 and NetWare.

                       NETSCAPE COMMUNICATIONS CORPORATION
                             501 E. Middlefield Rd.
                             Mountain View, CA 94043

                                  May 16, 1997


Dr. Wei Yen
Navio Communications, Inc.
870 W. Maude Ave.
Sunnyvale. California 94086


         RE: SOURCE CODE LICENSE AGREEMENT DATED JULY 9, 1996
             (THE "LICENSE AGREEMENT")


Dear Dr. Yen:

         This letter, when countersigned by you below, will reflect our agreement regarding certain aspects of the acquisition of Navio Communications. Inc. (formerly "TVsoft Corporation") ("Navio") by Network Computer, Inc. ("NCI"). Netscape Communications Corporation ("Netscape"), NCI, and Oracle Corporation ("Oracle") are entering into a Merger Agreement ("Merger Agreement") concurrently with the signing of this letter. Netscape and Navio are parties to that certain Source Code License Agreement dated July 9, 1996 (the "License Agreement") and a Trademark Agreement ("Trademark Agreement"), also of such date. Navio, Netscape, Oracle and NCI have also entered into a letter agreement of even date herewith ("Letter Agreement") amending the Agreement in some respects. As an inducement for Netscape to enter into the Merger Agreement, and for other good and valuable consideration, we hereby agree to amend the Agreement further as follows, all effective as of the date hereof unless otherwise indicated'

1. Netscape shall no longer have any obligations under Section 8.2 of the License Agreement. Navio shall no longer have any obligations under
         Section 8.3 of the License Agreement. In the event that the Effective Time, as defined in the Merger Agreement, has not occurred within seventy-five (75) days of the date hereof, then in such event at Netscape's discretion either (i) the parties will take such actions as may be necessary to reinstate the foregoing Sections of the License Agreement, or (ii) Netscape shall promptly take such actions as may be necessary to reduce its equity ownership interest in Navio (by offering to contribute, at no cost to Navio, shares directly to Navio's treasury) to that number of shares required to cause a Divestiture Event.

2.       Section 16 of the Agreement is hereby deleted.

The Agreement is hereby amended, but only to the extent required to effect the express intent of the foregoing. All references to the License Agreement in any other document shall be deemed to refer to the License Agreement as modified by this Amendment. Except as modified by this Amendment, the License Agreement shall remain in full force and effect and shall be enforceable in accordance with its terms. In the event that the terms of this Amendment conflict with the terms of the License Agreement or its exhibits, the terms of this Amendment shall be deemed to govern.

Except as expressly set forth herein, the Agreement shall continue in force and effect in accordance with its terms. If the foregoing represents your understanding of our agreement, please countersign this letter where indicated below.


                                    Sincerely

                                    NETSCAPE COMMUNICATIONS CORPORATION

                                    By:          /s/ [Illegible]
                                           ----------------------------------
                                    Title: Senior Vice President and Chief
                                           Financial Officer
                                           ----------------------------------

                                    Date:             5/16/97
                                           ----------------------------------


Accepted and agreed to:


NAVIO COMMUNICATIONS, INC.

By:          /s/ Dr. Wei Yen
        ------------------------
        Dr. Wei Yen

Title:     President and CEO
        ------------------------

Date:            5/16/97
        ------------------------